UFP Industries, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP,  Business Outreach

(616) 365-1555

FOR IMMEDIATE RELEASE

Wednesday, April 22, 2020

UFP Industries Reports Record Sales and Profits for First Quarter
- Diluted EPS up 12 percent, unit sales up 5 percent –

GRAND RAPIDS, Mich., Wednesday, April 22, 2020 – UFP Industries, Inc. (Nasdaq: UFPI) today announced record net sales and net earnings for the first quarter of 2020, as well as record EPS of $0.65 per diluted share, a 12 percent increase over the same period of 2019.

“Our team jumped out of the gates quickly, extending our record-setting performance from 2019 while delivering an excellent first quarter,” stated CEO Matthew J. Missad. “The realignment we announced last year is going very well, and we are seeing additional opportunities for improvement as a result of these changes. When COVID-19 changed the business landscape late in the first quarter, our business unit and segment leaders adapted quickly, working hard to ensure the safety of our employees while providing essential products and services to our customers. I would like to congratulate our team for seamlessly handling our organizational changes while simultaneously battling the headwinds that came with COVID-19."

The vast majority of UFP Industries’ employees are deemed essential critical infrastructure workers and continue to serve customers. In other cases, the company serves customers who have temporarily shut down, and the company has reduced operations and temporarily furloughed employees as necessary.

UFP Industries has a strong balance sheet with long-term credit facilities and cash that currently provide over $390 million in available liquidity. As a result of its strong financial position and the confidence it has in its future performance after COVID-19 restrictions are eased, the company repurchased approximately 750,000 shares of its common stock during the first quarter at an average price of $38.62. These repurchases substantially reduced the dilutive effect of shares issued in 2019 and 2020 under the company’s various share-based compensation programs.

On April 22, 2020, the company’s board approved a quarterly dividend payment of 12.5 cents a share, a prorated 25 percent increase over the dividends paid in 2019. The dividend is payable on June 15, 2020, to shareholders of record on June 1, 2020. Effective April 22, 2020, the company’s shareholders approved the change in the company’s name from Universal Forest Products, Inc. to UFP Industries, Inc.

UFP Industries will provide further detail on the impact of the COVID-19 virus on its operations during its first quarter earnings call, which has been rescheduled from April 23, 2020, to May 7, 2020.

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UFP Industries, Inc.

"We realize most investors will have questions about the impact of COVID-19 on financial results for the second quarter and the balance of 2020,” stated Missad. “Since those results very much depend on the future status of various state directives, and given the assumption that federal stay-at-home guidance is due to expire April 30, we expect to have better insight on May 7 and more detail on our new business segments. On behalf of our employees and other stakeholders, I encourage our elected officials to safely and expeditiously allow a targeted, risk-based resumption of business as soon as reasonably practical.”

First Quarter 2020 Highlights (comparisons on a year-over-year basis):

-	Earnings from operations of $58.6 million were up 21 percent, and net earnings attributable to controlling interest of $40.2 million were up 13 percent
-	EBITDA of $77.1 million increased by 17 percent
-	Net sales of $1.03 billion represent a 2 percent increase; lower lumber prices reduced gross sales by 3 percent

By business segment, the company reported the following first-quarter results:

UFP Retail

•

$365.0 million in gross sales, up 6 percent over the first quarter of 2019. Retail unit sales increased 9 percent, while lower selling prices reduced the gross sales figure by 3 percent. The following business units drove unit sales growth: Home and Décor (up 26 percent), UFP-Edge (up 14 percent), ProWood (up 14 percent) and Fence, Lawn and Garden (up 8 percent).

UFP Industrial

•	$258.6 million in gross sales, down 7 percent from the first quarter of 2019. Unit sales were flat, with lower lumber prices accounting for the 7 percent reduction in gross sales.

UFP Construction

•

$384.9 million in gross sales, up 4 percent over the first quarter of 2019, due to a 6 percent increase in unit sales and a 2 percent decrease in selling prices. Unit sales rose in all business units: Concrete Forming (up 15 percent), Factory Built (up 12 percent), Commercial (up 3 percent) and Site Built (up 1 percent).

CONFERENCE CALL

UFP Industries will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Thursday, May 7, 2020. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at 866-518-4547 and internationally at 213-660-0879. Use conference pass code 3838977. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through August 6, 2020, at 855-859-2056, 404-537-3406 or 800-585-5367.

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UFP Industries, Inc.

UFP INDUSTRIES, INC.  (formerly Universal Forest Products, Inc.)

UFP Industries is a holding company whose subsidiaries supply wood, wood composite and other products to three robust markets: retail, construction and industrial.  Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates throughout North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies.  Management considers EBITDA, a non-GAAP measure, an alternative performance measure which may provide useful information to investors.

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UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2020/2019

	Quarter Period				Year to Date
(In thousands, except per share data)	2020		2019		2020		2019
NET SALES	$1,032,062	100%	$1,015,125	100%	$1,032,062	100%	$1,015,125	100%

COST OF GOODS SOLD	861,934	83.5	860,858	84.8	861,934	83.5	860,858	84.8

GROSS PROFIT	170,128	16.5	154,267	15.2	170,128	16.5	154,267	15.2

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	112,231	10.9	105,317	10.4	112,231	10.9	105,317	10.4
FOREIGN CURRENCY EXCHANGE (GAIN) LOSS	(450)	—	626	0.1	(450)	—	626	0.1
NET GAIN ON DISPOSITION AND IMPAIRMENT OF ASSETS	(285)	—	(122)	—	(285)	—	(122)	—

EARNINGS FROM OPERATIONS	58,632	5.7	48,446	4.8	58,632	5.7	48,446	4.8

OTHER EXPENSE, NET	4,740	0.5	867	0.1	4,740	0.5	867	0.1

EARNINGS BEFORE INCOME TAXES	53,892	5.2	47,579	4.7	53,892	5.2	47,579	4.7

INCOME TAXES	13,322	1.3	11,577	1.1	13,322	1.3	11,577	1.1

NET EARNINGS	40,570	3.9	36,002	3.5	40,570	3.9	36,002	3.5

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(411)	—	(462)	—	(411)	—	(462)	—

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$40,159	3.9	$35,540	3.5	$40,159	3.9	$35,540	3.5

EARNINGS PER SHARE - BASIC	$0.65		$0.58		$0.65		$0.58

EARNINGS PER SHARE - DILUTED	$0.65		$0.58		$0.65		$0.58

COMPREHENSIVE INCOME	32,014		37,375		32,014		37,375

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	1,924		(686)		1,924		(686)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$33,938		$36,689		$33,938		$36,689

UFP Industries, Inc.

SUPPLEMENTAL SALES AND SG&A DATA
(In thousands)	Quarter Period				Year to Date
Segment Classification	2020		2019	%	2020		2019	%
Retail	$365,030		$343,544	6.3%	$365,030		$343,544	6.3%
Industrial	258,603		277,016	-6.6%	258,603		277,016	-6.6%
Construction	384,860		369,052	4.3%	384,860		369,052	4.3%
International	36,343		36,626	-0.8%	36,343		36,626	-0.8%
Other	5,870		5,366	9.4%	5,870		5,366	9.4%
Total Gross Sales	1,050,706		1,031,604	1.9%	1,050,706		1,031,604	1.9%
Sales Allowances	(18,644)		(16,479)	-13.1%	(18,644)		(16,479)	-13.1%
Total Net Sales	$1,032,062		$1,015,125	1.7%	$1,032,062		$1,015,125	1.7%

	2020	% of Sales	2019	% of Sales	2020	% of Sales	2019	% of Sales
SG&A, Excluding Bonus Expense	$98,239	9.5%	$92,935	9.2%	$98,239	9.5%	$92,935	9.2%
Bonus Expense	13,992	1.4%	12,382	1.2%	13,992	1.4%	12,382	1.2%
Total SG&A	$112,231	10.9%	$105,317	10.4%	$112,231	10.9%	$105,317	10.4%

SG&A, Excluding Bonus Expense as a Percentage of Gross Profit	57.7%		60.2%		57.7%		60.2%

UFP Industries, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

MARCH 2020/2019

(In thousands)
ASSETS	2020	2019	LIABILITIES AND EQUITY	2020	2019

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$32,129	$17,111	Cash overdraft	$—	$18,732
Restricted cash	724	1,024	Accounts payable	162,039	170,667
Investments	17,778	16,197	Accrued liabilities	164,444	130,985
Accounts receivable	460,821	444,111	Current portion of debt	2,772	185
Inventories	510,681	580,163
Other current assets	38,776	44,866

TOTAL CURRENT ASSETS	1,060,909	1,103,472	TOTAL CURRENT LIABILITIES	329,255	320,569

OTHER ASSETS	124,519	90,463
INTANGIBLE ASSETS, NET	299,979	271,297	LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS	160,550	266,428
			OTHER LIABILITIES	120,895	96,035
PROPERTY, PLANT AND EQUIPMENT, NET	397,575	356,166	EQUITY	1,272,282	1,138,366

TOTAL ASSETS	$1,882,982	$1,821,398	TOTAL LIABILITIES AND EQUITY	$1,882,982	$1,821,398

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2020/2019

(In thousands)	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$40,570	$36,002
Adjustments to reconcile net earnings to net cash from operating activities:

Depreciation	15,717	14,475
Amortization of intangibles	1,571	1,852
Expense associated with share-based and grant compensation arrangements	1,444	1,287
Deferred income taxes (credit)	286	(742)
Unrealized loss (gain) on investment and other	3,173	(1,348)
Net gain on disposition and impairment of assets	(285)	(122)
Changes in:
Accounts receivable	(94,253)	(100,716)
Inventories	(25,783)	(23,649)
Accounts payable and cash overdraft	20,047	25,056
Accrued liabilities and other	(8,648)	(7,924)
NET CASH FROM OPERATING ACTIVITIES	(46,161)	(55,829)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(27,286)	(15,883)
Proceeds from sale of property, plant and equipment	409	241
Acquisitions and purchase of noncontrolling interest, net of cash received	(18,487)	—
Purchases of investments	(14,052)	(449)
Proceeds from sale of investments	11,260	340
Other	(54)	200
NET CASH USED IN INVESTING ACTIVITIES	(48,210)	(15,551)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	6,759	237,560
Repayments under revolving credit facilities	(6,498)	(173,232)
Repayments of debt	(3,074)	(3,029)
Proceeds from issuance of common stock	319	261
Distributions to noncontrolling interest	(299)	(500)
Dividends paid to shareholders	(7,730)	—
Repurchase of common stock	(29,212)	—
Other	12	9
NET CASH FROM (USED IN) FINANCING ACTIVITIES	(39,723)	61,069

Effect of exchange rate changes on cash	(1,719)	248
NET CHANGE IN CASH AND CASH EQUIVALENTS	(135,813)	(10,063)

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	168,666	28,198

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$32,853	$18,135

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$168,336	$27,316
Restricted cash, beginning of period	330	882
All cash and cash equivalents, beginning of period	$168,666	$28,198

Cash and cash equivalents, end of period	$32,129	$17,111
Restricted cash, end of period	724	1,024
All cash and cash equivalents, end of period	$32,853	$18,135

UFP Industries, Inc.

EBITDA RECONCILIATION (UNAUDITED)

FOR THE THREE MONTHS ENDED

MARCH 2020/2019

	Quarter Period		Year to Date
(In thousands)	2020	2019	2020	2019
Net earnings	$40,570	$36,002	$40,570	$36,002
Interest expense	1,908	2,460	1,908	2,460
Interest and investment income	(341)	(245)	(341)	(245)
Income taxes	13,322	11,577	13,322	11,577
Expenses associated with share-based compensation arrangements	1,444	1,287	1,444	1,287
Net gain on disposition and impairment of assets	(285)	(122)	(285)	(122)
Unrealized loss (gain) on investments	3,173	(1,348)	3,173	(1,348)
Depreciation expense	15,717	14,475	15,717	14,475
Amortization of intangibles	1,571	1,852	1,571	1,852
EBITDA	$77,079	$65,938	$77,079	$65,938

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AS A PERCENTAGE OF SALES

CURRENT YEAR’S SALES STATED AT LAST YEAR’S SELLING PRICES (UNAUDITED)

FOR THE THREE MONTHS ENDED - MARCH 2020/2019

	Quarter Period
	Actual	Sales Adjusted to Last Year's Selling Price	Actual
	2020	2020	2019

NET SALES	100.0%	100.0%	100.0%
COST OF GOODS SOLD	83.5	84.0	84.8
GROSS PROFIT	16.5	16.0	15.2
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	10.9	10.6	10.4
FOREIGN CURRENCY EXCHANGE (GAIN) LOSS	-	(0.1)	0.1
NET GAIN ON DISPOSITION AND IMPAIRMENT OF ASSETS	-	-	-
EARNINGS FROM OPERATIONS	5.7	5.5	4.8
OTHER EXPENSE, NET	0.5	0.4	0.1
EARNINGS BEFORE INCOME TAXES	5.2	5.1	4.7
INCOME TAXES	1.3	1.3	1.1
NET EARNINGS	3.9	3.8	3.5
LESS NET EARNINGS ATTRIBUTABLE TO
NONCONTROLLING INTEREST	-	-	-
NET EARNINGS ATTRIBUTABLE TO
CONTROLLING INTEREST	3.9%	3.8%	3.5%

Note: Actual percentages are calculated and may not sum to total due to rounding.

2019 NET SALES	$1,015,125
2020 SELL PRICE DECLINE	3.00%
DECREASE IN 2020 NET SALES DUE TO SELL PRICE DECLINE	$30,454
ACTUAL 2020 NET SALES	1,032,062
ADJUSTED 2020 NET SALES	$1,062,516

ACTUAL 2020 COST OF GOODS SOLD	$861,934
PLUS DIFFERENCE IN NET SALES (ABOVE)	30,454
ADJUSTED 2020 COST OF GOODS SOLD	$892,388